                                                                       EXHIBIT 2

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (the "Agreement") is made and entered into as of this 10th day of February, 2003, by and among New Enterprise Associates ("NEA") and those certain persons and entities listed on Exhibit A hereto (the "Shareholders").

                                   WITNESSETH

         WHEREAS, NEA and certain other investors are purchasing shares of Common Stock (the "Common Stock") of Aradigm Corporation (the "Company") and warrants (the "Warrants") to purchase Common Stock, pursuant to that certain Securities Purchase Agreement (the "Purchase Agreement") of even date herewith and the Company is canceling and reissuing certain Common Stock Warrants, previously issued pursuant to the Securities Purchase Agreement dated December 11, 2001, to NEA and certain other investors, pursuant to that certain Warrant Repricing Agreement (the "Warrant Agreement") of even date herewith (collectively, the "Financing");

         WHEREAS, each Shareholder is a holder of record and the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of certain shares of capital stock of the Company; and

         WHEREAS, in connection with the consummation of the Financing, and in order to induce NEA to enter into the Purchase Agreement and the Warrant Agreement, the Shareholders have agreed to provide for the future voting of their shares of the Company's capital stock as set forth below.

         NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1.       VOTING.

      1.1 SHAREHOLDER SHARES. The Shareholders each agree to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Shareholders after the date hereof and on or prior to the date of the Shareholder Meeting (as defined below) (hereinafter collectively referred to as the "Shareholder Shares") subject to, and to vote the Shareholder Shares in accordance with, the provisions of this Agreement.

      1.2 PURCHASE AGREEMENT AND FINANCING. At any meeting of shareholders of the Company, however called (the "Shareholder Meeting"), the Shareholders shall vote all of their respective Shareholder Shares to be voted in favor of the approval of the Financing, the execution, delivery and performance by the Company of the Purchase Agreement, the execution, delivery and performance by the Company of the Warrant Agreement and the adoption and


                                       1.

approval of the terms thereof and in favor of each of the other actions contemplated by the Purchase Agreement and the Warrant Agreement and any action required in furtherance thereof. The foregoing notwithstanding, if the terms of the Financing, the Purchase Agreement or the Warrant Agreement are materially changed or amended after the date hereof, no Shareholder shall have any obligations under the provisions of Section 1.1 or this Section 1.2 if such Shareholder reasonably believes that such change or amendment is adverse to the rights or interests of the Company or such Shareholder.

      1.3 SUCCESSORS. The provisions of this Agreement shall be binding upon the successors in interest to any of the Shareholder Shares.

      1.4 OTHER RIGHTS. Except as provided by this Agreement or any other agreement entered into in connection with the Financing, each Shareholder shall exercise the full rights of a holder of capital stock of the Company with respect to the Shareholder Shares, respectively.

2.       TERMINATION.

      2.1 This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

          (a) the Closing Date (as defined in the Purchase Agreement);

          (b) the date as of which the parties hereto terminate this Agreement by written consent of (i) NEA and (ii) a majority in interest of the Shareholders;

          (c) the termination of the Purchase Agreement pursuant to Section 9.1 thereof; or

          (d) April 30, 2003.

3.       MISCELLANEOUS.

          3.1 OWNERSHIP. Each Shareholder represents and warrants to NEA that
(a) such Shareholder now owns, or will own upon the Shareholder Meeting, the Shareholder Shares, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Shareholder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Shareholder enforceable in accordance with its terms.

          3.2 SPECIFIC PERFORMANCE. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal

                                       2.

representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

          3.3 GOVERNING LAW. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of California as such laws apply to agreements among California residents made and to be performed entirely within the State of California.

          3.4 AMENDMENT OR WAIVER. This Agreement may be amended (or provisions of this Agreement waived) only by an instrument in writing signed by (i) NEA and
(ii) a majority in the interest of the Shareholders. Any amendment or waiver so effected shall be binding upon each of the parties hereto and any assignee of any such party.

          3.5 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          3.6 TRANSFERS TO AFFILIATES. In the event a Shareholder transfers any of its Shareholder Shares to an affiliate of such Shareholder, such Shareholder shall cause such affiliate to do all things and execute and deliver all documents, as may be necessary to have such affiliate execute a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such affiliate were a Shareholder.

          3.7 ADDITIONAL SHARES. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Shareholder Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Shareholder Shares, as the case may be, for purposes of this Agreement.

          3.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

          3.9 WAIVER. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

          3.10 ATTORNEY'S FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                                       3.

          3.11 NOTICES. Any notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All notices shall be addressed to the holder appearing on the books of the Company or at such address as such party may designate by ten (10) days advance written notice to the other parties hereto.

          3.12 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto, along with the Purchase Agreement and each of the Exhibits thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein

          3.13 MASSACHUSETTS BUSINESS TRUSTS. A copy of the Agreement and Declaration of Trust of each Purchaser that is a fund or series investment company (each, a "Fund") organized as a Massachusetts business trust (each, a "Trust") is on file with the Secretary of the Commonwealth of Massachusetts. NEA and the other Shareholders acknowledge and agree that this Agreement is not executed on behalf of or binding upon any of the trustees, officers, directors or shareholders of a Trust individually, but is binding upon the applicable Fund and its assets and property. NEA agrees that no trustee, officer, director or shareholder of a Trust or the applicable Fund may be held personally liable or responsible for any obligations of a Fund arising out of this Agreement. With respect to all obligations of the Fund arising out of this Agreement, NEA shall look for payment or satisfaction of any claim solely to the assets and property of the Fund. NEA is expressly put on notice that the rights and obligations of each series of shares of a Trust under its Agreement and Declaration of Trust are separate and distinct from those of any and all other series.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                       4.

         IN WITNESS WHEREOF, the parties hereto have executed this VOTING AGREEMENT as of the date first above written.

                               NEW ENTERPRISE ASSOCIATES:

                               New Enterprise Associates 10, Limited Partnership
                               By:  NEA Partners 10, Limited Partnership
                                    Its General Partner

                               By: /s/  Eugene A. Trainor, III
                                   --------------------------------------------

                               Name: Eugene A. Trainer III
                                   --------------------------------------------
                                        Administrative General Partner &
                                        Chief Operating Officer

                               Title: General Partner
                                   --------------------------------------------


                                VOTING AGREEMENT
                                 SIGNATURE PAGE

                               NOVO NORDISK A/S

                               By: /s/ Lars G. Karlsen
                                   --------------------------------------------

                               Name: Lars G. Karlsen

                               Title:  Senior Vice President
                                       Protein Delivery Systems, Management
                                      ------------------------------------------

                                VOTING AGREEMENT
                                 SIGNATURE PAGE

                               STATE STREET RESEARCH AURORA FUND, A SERIES OF STATE STREET RESEARCH CAPITAL TRUST

                               BY: STATE STREET RESEARCH & MANAGEMENT COMPANY, AS INVESTMENT ADVISER

                               By: /s/ Peter A. Zuger
                                      ------------------------------------------

                               Name: Peter A. Zuger
                                      ------------------------------------------

                               Title: Managing Director
                                      ------------------------------------------


                                VOTING AGREEMENT
                                 SIGNATURE PAGE

                               STATE STREET RESEARCH AURORA PORTFOLIO, A SERIES OF METROPOLITAN SERIES FUND, INC.

                               BY: STATE STREET RESEARCH & MANAGEMENT COMPANY, AS INVESTMENT SUB-ADVISER

                               By: /s/ Peter A. Zuger
                                      ------------------------------------------

                               Name: Peter A. Zuger
                                      ------------------------------------------

                               Title: Managing Director
                                      ------------------------------------------


                                VOTING AGREEMENT
                                 SIGNATURE PAGE

                               STATE STREET RESEARCH HEALTH SCIENCES FUND, A SERIES OF THE STATE STREET RESEARCH FINANCIAL TRUST

                               By: /s/ illegible
                                   ---------------------------------------------

                               Title: Vice President
                                   ---------------------------------------------


                                VOTING AGREEMENT
                                 SIGNATURE PAGE

                               MPM BIOEQUITIES MASTER FUND LP
                               [NAME OF SHAREHOLDER]

                               By: /s/ Kurt von Emster
                                   ---------------------------------------------

                               Name: Kurt von Emster
                                     -------------------------------------------
                               Title: Managing Member
                                     -------------------------------------------


                                VOTING AGREEMENT
                                 SIGNATURE PAGE

                               [NAME OF SHAREHOLDER]
                               DOMAIN PUBLIC EQUITY PARTNERS, L.P.

                               BY: DOMAIN PUBLIC EQUITY ASSOCIATES, LLC
                                   ---------------------------------------------

                               By: Its General Partner
                                   ---------------------------------------------

                               Name: /s/ Nicole Vitullo
                                   ---------------------------------------------

                               Title: Managing Member
                                      ------------------------------------------


                                VOTING AGREEMENT
                                 SIGNATURE PAGE

                               CAMDEN PARTNERS STRATEGIC FUND II-A, L.P.


                               BY: CAMDEN PARTNERS STRATEGIC II, LLC,
                               ITS GENERAL PARTNER

                               By: /s/ Richard M. Johnston
                                      ------------------------------------------

                               Name: Richard M. Johnston

                               Title: Managing Member


                                VOTING AGREEMENT
                                 SIGNATURE PAGE

                               URSUS OFFSHORE LTD.





                               By: /s/ illegible
                                   ---------------------------------------------

                               Title: Managing Director
                                      ------------------------------------------


                               [NAME OF SHAREHOLDER]


                               By: /s/ Richard Paul Thompson
                                   ---------------------------------------------

                               Name: Richard Paul Thompson
                                   ---------------------------------------------

                                VOTING AGREEMENT
                                 SIGNATURE PAGE

                               [NAME OF SHAREHOLDER]

                               By: /s/ Richard Paul Thompson
                                   ---------------------------------------------

                               Name: Richard Paul Thompson
                                   ---------------------------------------------

                               Title:
                                   ---------------------------------------------

                                VOTING AGREEMENT
                                 SIGNATURE PAGE

                                    EXHIBIT A

                              LIST OF SHAREHOLDERS

                                                                               COMMON STOCK
                                                                 NUMBER OF    AND PREFERRED
                                                   NUMBER OF     SHARES OF    STOCK COMBINED
                                                   SHARES OF     PREFERRED     VOTING POWER
           BENEFICIAL OWNER                       COMMON STOCK     STOCK        PERCENTAGE*
           ----------------                       ------------     -----        -----------
   New Enterprise Associates 10,                   2,489,585      1,033,057       16.9%
   Limited Partnership
   Novo Nordisk Pharmaceuticals, Inc.              7,868,369                      20.1
   State Street Research Aurora Fund               1,282,500                       3.3
   State Street Research Aurora Portfolio            295,900                       0.8
   State Street Research Health Sciences Fund        288,100                       0.7
   MPM BioEquities Master Fund LP                                   206,611        2.1
   Domain Public Equity Partners, LP                 128,000        154,958        1.9
   Camden Partners Strategic Fund II-A,                             141,600        1.4
   LP

   Ursus Offshore Limited                            198,900                       0.5
   Richard Thompson                                  300,212                        .8
   Total                                                                          48.5

* Applicable percentages are based on 31,157,612 shares of Common Stock and 2,001,236 shares of Preferred Stock (convertible at any time into 8,004,944 shares of Common Stock) outstanding on January 31, 2003.




                                VOTING AGREEMENT